                                                                  Exhibit 99.1

                                   DETACH HERE

                                      PROXY

                           THREE RIVERS BANCORP, INC.

                  2681 MOSSIDE BOULEVARD, MONROEVILLE, PA 15146
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Anthony DeJulius and Michael Georgalas, or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the common stock, par value $0.01 per share (the "Common Stock"), of Three Rivers Bancorp, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 15, 2001 commencing at 1:30 p.m., local time, at the Radisson Hotel Pittsburgh, 101 Mall Boulevard, Monroeville, Pennsylvania, or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN PROPOSAL 2 AND "FOR" PROPOSALS 1 AND 3.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 1 AND 3.

SEE REVERSE           PLEASE DATE AND SIGN ON REVERSE SIDE           SEE REVERSE
   SIDE                                                                  SIDE

                                   DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 1 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN PROPOSAL 2 AND "FOR" PROPOSALS 1 AND 3.

1. The issuance of shares of common stock of the Company in connection with the merger of The Pennsylvania Capital bank with and into its banking subsidiary, Three Rivers Bank and Trust Company.

         FOR       AGAINST       ABSTAIN
         [  ]        [  ]          [  ]


2. The election of all four of the following the nominees to serve as Class I directors, each to serve for a three-year term until the annual meeting of shareholders to be held in 2004:

         NOMINEES: (01) Clifford A. Barton, (02) Terry K. Dunkle,
         (03) J. Terrence Farrell, (04) Marylouise Fennell, Ed.D.

         FOR [  ]        [  ] WITHHOLD AUTHORITY
                              TO VOTE FOR NOMINEE

         [  ]
              --------------------------------------
              For all nominees except as noted above

3. The selection of Ernst & Young LLP as independent auditors for the Company in 2001.

         FOR       AGAINST       ABSTAIN
         [ ]         [ ]           [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

Signature:                                  Date:

Signature:                                  Date: